Exhibit 16.1

May 31, 2018

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

RE: Technical Communication Corporation

Commission File Number: 001-34816

Commissioners:

We have received a copy of, and are in agreement with, the statements concerning our Firm made by Technical Communications Corporation in Item 4.01 of its Form 8-K dated May 25, 2018, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing on Form 8-K.

Sincerely,

/s/ Moody, Famiglietti & Andronico, LLP

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Moody, Famiglietti & Andronico, LLP